December 23, 2004

To:

PLM Equipment Growth Fund VI, LP

LETTER OF INTENT

To Whom It May Concern:

PLM International, Inc. is pleased to confirm and acknowledge a firm commitment to sell miscellaneous manufacturing equipment to PLM Equipment Growth Fund VI, LP on or before June 30, 2005. The total price is $1,055,000.00 including acquisition and lease negotiation fees.

SELLER:

PLM International, Inc., a Delaware corporation

By: ________________________________
Name: ________________________________
Its: ________________________________

Address: c/o 200 Nyala Farms
Westport, CT 06880